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CONFIDENTIAL TREATMENT                                            EXHIBIT 10.27

                       OEM DEVELOPMENT SOFTWARE AGREEMENT

     This agreement is made as of the 9th day of November, 1995, between MITRA IMAGING INCORPORATED, a corporation incorporated under the laws of the Province of Ontario, Canada (hereinafter called "Mitra"), and ACCESS RADIOLOGY CORPORATION, a corporation incorporated in the State of Delaware (hereinafter called "ACCESS").

                              B A C K G R O U N D

     1. ACCESS desires to develop application-specific software using software products marketed by Mitra and to distribute Mitra Software to third party end users (hereinafter called "Customers"); and

     2.   Mitra has agreed to license ACCESS to do so,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth the parties hereto agree as follows:

     1. Interpretation.

        1.1 In this Agreement, each of the following terms has the meaning set out below:

                1.1.1 "DAP for Windows" means all or any portion of the computer programs in object code format, described as such in the user's manual entitled "Mitra Imaging Incorporated DICOM Application Platform Revision 1.0" dated April 29, 1995, and conforming to the specifications set forth therein.

                1.1.2 "DAP for UNIX" means all or any portion of the computer programs in object code format, described as such in the user's manual entitled "Mitra Imaging Incorporated DICOM Application Platform Revision 1.0" dated April 29,
                        1995, and conforming to the specifications set forth therein.

                1.1.3   "FDA" means the United States Food and Drug
                        Administration.

                1.1.4 "Food and Drug Art" means the United States Pure Food and Drug Act, as amended from time to time.

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                1.1.5   "Lumiscan" means all or any portion of the computer
                        programs in object code format, described in the User's Manual for Lumisys DICOM 3.0 Tookit Version 0-4.2 dated August 3, 1995, and conforming to the specifications set forth therein.

                1.1.6 "Mitra Software" means all or any portion of DAP for Windows, DAP for UNIX, Lumiscan and the server software.

                1.1.7 "Server Software" means all or any portion of the computer programs in object code format, listed on Schedule A and conforming to the specifications set forth therein.

        1.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to such subject matter.

        1.3 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in U.S. funds.

        1.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     2. Grant of Rights.

        2.1 Effective upon execution of this Agreement, Mitra hereby appoints ACCESS a non-exclusive reseller of Mitra Software products and grants to ACCESS the following nonexclusive rights:

                2.1.1 The right to use DAP for Windows and DAP for UNIX to develop application-specific software and to sublicense such software incorporated in such ACCESS-developed software to ACCESS customers in the regular course of business;

                2.1.2 The right to include copies of the Lumiscan and Server Software in software or devices made available by ACCESS to its customers and to sublicense Lumiscan and Server Software included in such software or devices to ACCESS customers in the regular course of business; and

                2.1.3 The right to use copies of the Mitra Software for internal purposes of ACCESS, including software development, demonstration,



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                        support of ACCESS customers and processing of data in
                        the regular course of ACCESS's business.

     3. Customer License Agreements.

        3.1 ACCESS shall develop standard form customer sublicensing provisions acceptable to Mitra for use with Mitra Software. No customer shall receive any Mitra Software unless such customer shall have signed an agreement containing the standard form customer sublicensing provisions.

        3.2 Each customer agreement shall set out the name and address of the customer and the identity and location of the devices on which the customer is licensed to use a copy of Mitra Software, and shall include standard form customer sublicensing provisions which provide:

                3.2.1 that only a personal, non-transferable and non-exclusive right to use each copy of Mitra Software solely for the customer's business or professional purposes is granted to the customer;

                3.2.2 that no title to the Mitra Software is transferred to the customer; and

                3.2.3 that the customer shall not transfer, provide or disclose Mitra Software to any other third party.

        3.3 ACCESS shall assign a unique internal number to each sublicense granted to a customer and shall place this number clearly in the customer agreement.

        3.4 ACCESS shall use reasonable efforts to all the licensing provisions of customer agreements.

        3.5 ACCESS shall demonstrate to Mitra that its software applications that include Mitra Software have sufficient mechanisms for tracking usage and preventing unauthorized copying. Without this ACCESS is required to distribute a copy-protected version of the Mitra Software administrated by Mitra at installation.

     4. License Fees.

        4.1     ACCESS agrees to pay to Mitra the following license fees:


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                4.1.1 A [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                       SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] for DAP for Windows and a [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] for DAP for UNIX.

                4.1.2 A [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                       SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] for each copy of Lumiscan which is sublicensed to an ACCESS customer.

                4.1.3 A [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] for each copy of any application incorporating DAP for Windows which is sublicensed to an ACCESS customer; provided that if any copy of such application software replaces a copy of Lumiscan for which a license fee has previously been paid pursuant to Section 4.1.2, then ACCESS shall only be required to pay an upgrade fee of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] with respect to such replacement copy.

                4.1.4 A [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] for each copy of software incorporating DAP for UNIX which is sublicensed to an ACCESS customer. Copies of Server Software may in such application software at [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]




        4.2 License and upgrade fees under Sections 4.1.2 through 4.1.4 shall be payable quarterly within 30 days of the end of each calendar quarter for sublicenses granted to ACCESS Customers during such quarter. Each payment of such license fees shall be accompanied by a statement setting forth in reasonable detail the calculation of the license fees payable. License fees do not include any customs or import duties, or sales, use or similar taxes, which shall be the responsibility of ACCESS.

        4.3 ACCESS shall keep full, clear and accurate records of the number of copies of Mitra Software furnished by it to customers or used by it internally, and the identity and location of each customer to whom Mitra Software is furnished by ACCESS.

        4.4 Mitra shall have the right to make an examination and audit not more than twice per calendar year, of all records kept pursuant to Section 4.3.

     5. Support.

        5.1     Mitra will supply the following materials to ACCESS:

                5.1.1 One copy of the latest object code or executable code for each item of Mitra Software, with upgrades as provided in Section 5.2. If a



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                        copy of the Mitra Software initially provided is lost,
                        damaged or destroyed, Mitra will provide at cost a replacement copy, which may be a more recent release or version; and

                5.1.2 One copy of documentation in English and documentation updates as they are prepared and released which, when taken together, constitute complete documentation of the Mitra Software complying with Good Manufacturing Practices as defined in the Food and Drug Act and the rules, regulations and orders of the FDA thereunder.

        5.2 For so long as ACCESS is current in the payment of support costs as provided in Section 5.3, Mitra warrants to ACCESS that the Mitra Software will perform in accordance with its specifications. Mitra will use its best efforts to ensure if with a such performance and, corrected version of the Mitra Software as soon as practical after Mitra is notified of any non-conformity. Mitra will provide generally available upgrades, maintenance releases, bug fixes and work-arounds at no charge (except as provided in Section 5.2). Mitra will support the version of DAP for Windows used by ACCESS as of the date of this Agreement only until ACCESS upgrades to the next available version, which ACCESS will do as soon as practicable.


        5.3 ACCESS will pay to Mitra aggregate annual support costs of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] per year with respect to Mitra Software. Support costs will be payable in advance on the execution of this Agreement and each anniversary thereof during the term of this Agreement.

        5.4 Notwithstanding Section 5.2, if an upgrade of DAP for Windows compatible with Windows 95 or Windows NT shall become available and ACCESS shall request such an upgrade from Mitra, then upon delivery of such an upgraded version, ACCESS shall pay to Mitra a one time upgrade fee. This fee shall be equal to [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                Following delivery of any such upgraded versions, the term "DAP for Windows" as used in this Agreement shall be deemed to include such upgraded version for all purposes, it being understood that the obligations



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                of ACCESS and Mitra with respect to the previously existing version of DAP for Windows shall also remain in full force and effect.

     6. Additional Covenants.

        6.1 ACCESS shall include in all copies of Mitra Software made by ACCESS any copyright notice as furnished by Mitra to ACCESS.

        6.2 Each party hereto covenants that it shall keep confidential any confidential information relating to the other party's business, finances, marketing and technology, to which it obtains access (including without limitation DAP for windows, DAP for UNIX and the pricing and other terms of this Agreement) and that it shall take all reasonable precautions to protect such confidential information of the other party or any part thereof from any use, disclosure or copying except as expressly authorized by this Agreement.

        6.3 ACCESS acknowledges that Mitra Software and all related information and documentation are the property of Mitra and/or third parties from whom Mitra has acquired certain rights under license.

        6.4 ACCESS shall indemnify and save harmless Mitra from and against any and all liabilities, damages, costs or expenses awarded against or incurred or suffered by Mitra arising out of any action or proceeding commenced or maintained by any third party in respect of any acts or omissions of ACCESS in marketing or distributing the Mitra Software.

     7. Warranties.

        7.1     Mitra warrants and agrees that:

                7.1.1 Mitra has the full authority to grant the license and rights set forth in this Agreement.

                7.1.2 To the best of Mitra's knowledge, the documentation and code of the Mitra Software have not been published under circumstances which have caused loss of copyright therein, and to the best of Mitra's knowledge, the documentation and code of the Mitra Software do not infringe upon any copyright or other proprietary right of any third party.


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                7.1.3   Mitra is not aware of any claim of infringement of any
                        copyright or other proprietary right having been made or pending against Mitra relative to the documentation or code of the Mitra Software.

                7.1.4 Mitra will, at its expense, defend against, hold ACCESS harmless from, and pay any final judgment against ACCESS or any ACCESS customer arising out of any claim that any Mitra Software infringed a copyright, a patent or a trade secret provided that (i) ACCESS notifies Mitra in writing of such claim or action, and (ii) Mitra has sole control of the defense and settlement of such claim or action. In defending against such claim or action, Mitra may, at its option, agree to any settlement in which Mitra shall either (1) procure for ACCESS and all ACCESS customers the right to continue using the Mitra Software; and (2) modify or replace the Mitra Software so that it no longer infringes, to the extent that the exercise of such option does not result in a material, adverse change in the operational characteristics of the Mitra Software, and equivalent functions and performance provided by Mitra remain following implementation of such option. If Mitra concludes in its judgment that none of the foregoing options is reasonable, Mitra may remove the Mitra Software and any other components supplied by Mitra rendered unusable as a result of such removal and pay to ACCESS all damages arising therefrom, including damages incurred by reason of ACCESS's inability to perform its obligations to ACCESS customers, but without diminishing Mitra's obligations under this Section 7.1.4. Each party shall promptly notify the other in the event that it becomes aware of a claim covered by this Section 7.1.

        7.2 Mitra warrants and agrees that the Mitra Software, when properly installed and configured, will meet all applicable standards of the American College of Radiology for diagnostic images and is appropriate for diagnostic radiological examinations, and Mitra has no knowledge of existing problems which would cause the Mitra Software to fail to comply with the foregoing warranty.

        7.3 The express warranties set forth in Sections 5.21, 7.1 and 7.2 are the only warranties made by Mitra with respect to the Mitra software and other services provided by Mitra. Mitra makes no other warranties expressed or implied or arising by custom or trade usage and specifically makes no warranty of merchantability.


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     8. Term and Termination.

        8.1 This agreement shall have an initial term of three years, subject to earlier termination as provided below.

        8.2 If there shall be any material breach of this Agreement by ACCESS which shall not be cured within 30 days of Mitra giving written notice thereof to ACCESS, then at any time that such breach shall be continuing Mitra may terminate this Agreement by delivery of a separate written termination notice to ACCESS.

        8.3 If there shall be any material breach of this Agreement by Mitra which shall not be cured within 30 days of ACCESS giving notice thereof to Mitra, then at any time that such breach shall be continuing ACCESS may terminate this Agreement by delivery of a separate written termination notice to Mitra.

        8.4     If this Agreement shall be terminated under Section 8.2 or
                Section 8.3, then:

                8.4.1 ACCESS's right to develop application specific software using Mitra Software and to furnish Mitra Software to customers and to make copies of the Mitra Software shall immediately terminate;

                8.4.2 Mitra's maintenance and support obligations hereunder shall immediately terminate;

                8.4.3 ACCESS shall pay, within ten (10) days, all amounts which have accrued to Mitra;

                8.4.4 ACCESS shall immediately deliver the master copy of Mitra Software and all other copies to Mitra at ACCESS's expense; and

                8.4.5 ACCESS shall provide a list of names and addresses of customers who have entered into sublicenses with ACCESS since the date of this Agreement.

        8.5 Notwithstanding any termination or expiration of this Agreement, any sublicense granted to an ACCESS customer prior to such termination or expiration shall survive such termination or expiration, and Sections 6.2, 6.3 and 7.1 shall survive any such termination or expiration.


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        8.6     The remedies set forth in Sections 8.1 through 8.5 shall not be exclusive, but shall be in addition to any other remedies available to either party at law or in equity.

     9. General.

        9.1 Mitra agrees for one year from the date of this Agreement not to itself incorporate wavelet-based compression in its acquisition software.

        9.2     Assignment:

                9.2.1 Subject to ACCESS's right to grant sublicenses hereunder, ACCESS may not assign this Agreement or any rights hereunder without the prior written consent of Mitra, except that, without such consent and upon notice to Mitra, Mitra may assign all of its rights hereunder to a corporation or other legal entity that acquires substantially all of ACCESS's assets or where ACCESS is consolidated or merged but then only upon the express assumption by such transferee or its successor of the obligations set forth in this Agreement.

                9.2.2 Mitra may not assign this Agreement or any rights hereunder without the prior written consent of ACCESS, except that, without such consent and upon notice to ACCESS, Mitra may assign all of its rights hereunder to a corporation or other legal entity that acquires substantially all of Mitra's assets or where Mitra is consolidated or merged, but then only upon the express assumption by such transferee of its successor of the obligations set forth in this Agreement.

                9.2.3 This Agreement is binding upon, and inures to the benefit of, the successors and permitted assigns of the parties.

        9.3 The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further or future right hereunder.

        9.4 The headings used in this Agreement are for convenience of reference only and are not to be used in interpreting the provisions of this Agreement.

        9.5 If any provision of this Agreement is invalid or unenforceable in any particular case, such case shall not invalidate or render unenforceable any



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                other part of this Agreement. The Agreement shall simply be construed as not containing the particular provision or provisions held to be invalid or unenforceable to the extent of the particular case, and the rights and obligations of the parties hereto shall be construed accordingly.

        9.6 This Agreement is effective when executed by both parties. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

        9.7     Notices:

                All notices provided for in this Agreement shall be in writing or facsimile, addressed to the appropriate party at the respective address set forth below or to such other then-current address as is specified by notice, as follows:

                (a) to Mitra:   Mitra Imaging Inc.
                                115 Randall Drive
                                Waterloo, Ontario N2V 1C5 CANADA
                                Facsimile: (519) 746-3745
                                Attention: Eric Peterson

                (b) to ACCESS:  ACCESS Radiology Corporation
                                Bay Colony Corporate Center
                                950 Winter Street  Waltham, MA 02154
                                Facsimile: (617) 890-0110
                                Attention: Howard Pinsky

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date set forth above.

ACCESS RADIOLOGY CORPORATION                 MITRA IMAGING INCORPORATED

By: /s/ Howard Pinsky                        By: /s/ Eric Petersen
    -----------------------------                ----------------------------
    Name:  Howard Pinsky                         Name:  Eric Petersen

    Vice President of Technology                 President
    -----------------------------                ----------------------------
    Title                                        Title


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                                   SCHEDULE A
                                   ----------

The MITRA TTY interface is intended to provide end-user functionality to a set of functions employing a VT style interface. The functionality includes:

     .    the capability to manually delete a stud

     . the capability to set the autopurge functions, including the software which executes the autopurge of patient studies

     .    the capability to protect a study from autopurge and delete

     .    the ability to set up DICOM Query/Retrieval Class nodes

     .    the ability to manually route a study to a DICOM node demographics

     .    the ability of the above sorted by date and name

     . any additional functionality provided in the interface not listed above

The interface is relevant to the UNIX implementation of the DAP database.


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